As Filed With the Securities and Exchange Commission on August 14, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PROLONG INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	74-2234246
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, California 92618
(Address of Principal Executive Offices)

AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
(Full title of the plan)

Elton Alderman
Chief Executive Officer
Prolong International Corporation
6 Thomas
Irvine, California 92618
(Name and address of agent for service)

(949) 587-2700
(Telephone number, including area code, of agent for service)

Copy to:
Michael E. Flynn, Esq.
Stradling Yocca Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

Common Stock, $0.001 par value	1,500,000 shares	$0.09	$135,000	$12.42

(1)
Additional shares issuable pursuant to the Amended and Restated 1997 Stock Incentive Plan. An aggregate of 2,500,000 shares of Common Stock available for issuance under the Amended and Restated 1997 Stock Incentive Plan were registered on Registration Statement Form S-8 filed on December 5, 1997 (Reg. No. 333-41567). Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s Amended and Restated 1997 Stock Incentive Plan.

(2)
In accordance with Rule 457(h), the aggregate offering price of the 1,500,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and the low prices reported by the American Stock Exchange for the Common Stock on August 9, 2002, which was $0.09 per share.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement relates to the Prolong International Corporation Amended and Restated 1997 Stock Incentive Plan (the “Plan”). Initially, an aggregate of 2,500,000 shares of Common Stock were available for grant under the Plan, and such 2,500,000 shares were registered on this form on December 5, 1997 (Reg. No. 333-41567). On February 12, 2002, the Company’s Board of Directors approved an increase of 1,500,000 shares of Common Stock issuable under the Plan. On June 26, 2002, the Company’s stockholders approved such increase at the annual meeting of stockholders. This registration statement covers the current increase of 1,500,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 4,000,000.

Item 3.    Incorporation of Documents by Reference.

The following document is incorporated herein by reference:

(a)    The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-41567).

Item 8.    Exhibits.

4.1	Prolong International Corporation Amended and Restated 1997 Stock Incentive Plan.

4.2	Form of Stock Option Agreement.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Deloitte & Touche, LLP, Independent Accountants.

23.2	Consent of Haskell & White LLP, Independent Auditors.

23.3	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 9th day of August, 2002.

PROLONG INTERNATIONAL CORPORATION

By:	/s/ ELTON ALDERMAN
Elton Alderman President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Prolong International Corporation do hereby constitute and appoint Elton Alderman and Nicholas M. Rosier, or either of them, our true and lawful attorneys-in-fact and agents, each with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and each of them with full power to do any and all acts and things in our names and in any and all capacities, which such attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable Prolong International Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ELTON ALDERMAN Elton Alderman	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 9, 2002

/s/ THOMAS C. BILLSTEIN Thomas C. Billstein	Vice President, Chief Operating Officer, Secretary and Director	August 9, 2002

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/s/ NICHOLAS M. ROSIER Nicholas M. Rosier	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 9, 2002

/s/ RICHARD L. MCDERMOTT Richard L. McDermott	Director	August 9, 2002

/s/ GERRY L. MARTIN Gerry L. Martin	Director	August 9, 2002

/s/ GREGORY W. ORLANDELLA Gregory W. Orlandella	Director	August 9, 2002

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Prolong International Corporation Amended and Restated 1997 Stock Incentive Plan.
4.2	Form of Stock Option Agreement.
5.1	Opinion of Stradling Yocca Carlson & Rauth.
23.1	Consent of Deloitte & Touche, LLP, Independent Accountants.
23.2	Consent of Haskell & White LLP, Independent Auditors.
23.3	Consent of Stradling Yocca Carlson & Rauth (Included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registration Statement).

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